    1400 Toastmaster Drive, Elgin, Illinois 60120 (847) 741-3300 www.middleby.com

The Middleby Corporation Reports First Quarter Results and
Board of Directors Increases Share Buyback Authorization to 21% of Equity

•Prioritization of Free Cash Flow to Accelerate Share Repurchases
•Increase of Shares Available for Buyback to 11.4 million shares, an increase of 7.5 million shares
•Operating income of $141 million as compared to $137 million in prior year
•Adjusted EBITDA of $182 million as compared to $186 million in prior year
•Operating cash flows of $141 million in current and prior year
•Net leverage at 2.0x

Elgin, Ill, May 7, 2025 - The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the first quarter of 2025. Middleby further announced an acceleration to its share repurchase program, with expectation to deploy the vast majority of its free cash flow to the buyback of shares. This follows the company’s February 2025 announcement to separate its Food Processing business into a separate public company.

Share Repurchasing

“Middleby has a demonstrated track record of operational excellence, strong cash flow generation and disciplined capital investments, which provides the foundation for our attractive capital allocation framework," said Tim FitzGerald, CEO of The Middleby Corporation.

“This framework, combined with our financial strength, positions us to be able to prioritize return of capital to shareholders, while also continuing investments in our business to drive innovation and deliver organic growth. To that end, and given our continued belief that Middleby’s current market valuation does not reflect the inherent strength of our business, we are now targeting a return of the vast majority of Middleby's free cash flow to shareholders through share repurchases over the foreseeable future. This is an important part of advancing our efforts to drive enhanced value creation and follows our February announcement regarding the planned separation of Middleby Food Processing, which remains on track for completion in early 2026.”

In conjunction with the increased emphasis on buyback activity, Middleby's Board has increased the total share repurchase authorization by 7.5 million shares. The total authorized shares available to be repurchased now represents 11.4 million shares, or 21% of the company's outstanding equity. Year to date, we have repurchased approximately $50 million of our stock in the open market. We may repurchase shares of our common stock through open market or privately negotiated transactions at times and amounts determined by the company and will depend on a range of factors, including market conditions, the company's financial condition, and cash flow. Repurchasing activity may be suspended, discontinued or resumed at any time. The actual return of capital may vary from quarter to quarter.

Tariff Impact

“Our strong U.S. manufacturing footprint, combined with a global operating presence, position us well to navigate recent tariff-related challenges and provide us competitive advantages over the long term,” added FitzGerald. “At this time, tariff impacts remain highly uncertain, with initial estimates indicating an increase of our costs by approximately $150 to $200 million annually. We expect to fully offset these increases through ongoing operating initiatives and pricing actions, with the benefits of these measures fully implemented by year end. We remain confident in our long-term outlook, supported by our ongoing initiatives, decentralized operating model and resilient business portfolio.”

2025 First Quarter Financial Results

•Net sales decreased 2.2% in the first quarter over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales decreased 3.8% in the first quarter over the comparative prior year period.

•A reconciliation of organic net sales (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	(3.2)%	1.2%	(2.2)%	(2.2)%
Acquisitions	0.4%	—%	11.8%	2.4%
Foreign Exchange Rates	(0.8)%	(0.8)%	(1.0)%	(0.8)%
Organic Net Sales Growth (1) (2)	(2.8)%	2.0%	(12.9)%	(3.8)%
(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding
•Adjusted EBITDA (a non-GAAP measure) was $182.1 million in the first quarter compared to $185.8 million in the prior year. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	26.9%	11.7%	17.9%	20.1%
Acquisitions	0.1%	—%	(0.1)%	—%
Foreign Exchange Rates	0.1%	0.1%	0.1%	0.1%
Organic Adjusted EBITDA (1) (2)	26.7%	11.6%	17.9%	20.0%
(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding

•Operating cash flows during the first quarter amounted to $141.1 million in comparison to $140.9 million in the prior year period. During the first quarter the company repurchased $29.2 million of Middleby shares. The total leverage ratio per our credit agreements was 2.0x. The trailing twelve-month bank agreement pro-forma EBITDA was $873.9 million.

•Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2025 fiscal first quarter amounted to $1.6 billion as compared to $1.7 billion at the end of fiscal 2024. Our borrowing availability at the end of the first quarter was approximately $3.0 billion.

Conference Call

The company has scheduled a conference call to discuss the first quarter results at 11 a.m. Eastern/10 a.m. Central Time on May 7th. The conference call is accessible through the Investor Relations section of the company website at www.middleby.com. If website access is not available, attendees can join the conference by dialing (844) 676-5090, or (412) 634-6754 for international access, and ask to join the Middleby conference call. The conference call will be available for replay from the company’s website.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice, food processing, and residential kitchens. Supporting the company’s pursuit of the most sophisticated innovation, state-of-the-art Middleby Innovation Kitchens and Residential Showrooms showcase and demonstrate the most advanced Middleby solutions. In 2022 Middleby was named a World’s Best Employer by Forbes and is a proud philanthropic partner to organizations addressing food insecurity.
Contact:    John Joyner, VP of Investor Relations, jjoyner@middleby.com

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended
	1st Qtr, 2025	1st Qtr, 2024
Net sales	$906,627	$926,926
Cost of sales	560,694	580,568
Gross profit	345,933	346,358

Selling, general and administrative expenses	202,606	206,048
Restructuring expenses	2,729	3,177
Income from operations	140,598	137,133

Interest expense and deferred financing amortization, net	18,364	26,274
Net periodic pension benefit (other than service costs & curtailment)	(1,497)	(3,678)
Other expense (income), net	2,274	(300)
Earnings before income taxes	121,457	114,837

Provision for income taxes	29,105	28,269
Net earnings	$92,352	$86,568

Net earnings per share:
Basic	$1.72	$1.61
Diluted	$1.69	$1.59

Weighted average number of shares
Basic	53,594	53,654
Diluted	54,621	54,394

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)
(Unaudited)

	Mar 29, 2025	Dec 28, 2024
ASSETS

Cash and cash equivalents	$745,143	$689,533
Accounts receivable, net	645,511	643,355
Inventories, net	877,729	841,567
Prepaid expenses and other	130,884	131,566
Prepaid taxes	14,496	24,022
Total current assets	2,413,763	2,330,043
Property, plant and equipment, net	550,736	525,965
Goodwill	2,543,430	2,518,222
Other intangibles, net	1,606,204	1,611,037
Long-term deferred tax assets	6,418	6,281
Pension benefits assets	96,411	91,207
Other assets	184,419	200,396
Total assets	$7,401,381	$7,283,151

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$43,878	$43,949
Accounts payable	230,585	208,908
Accrued expenses	611,360	576,465
Total current liabilities	885,823	829,322
Long-term debt	2,341,295	2,351,118
Long-term deferred tax liability	248,093	252,062
Accrued pension benefits	9,375	9,573
Other non-current liabilities	186,874	202,645
Stockholders' equity	3,729,921	3,638,431

Total liabilities and stockholders' equity	$7,401,381	$7,283,151

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice (3)	Residential Kitchen	Food Processing (3)	Total Company (1)
Three Months Ended March 29, 2025
Net sales	$562,717	$176,004	$167,906	$906,627
Segment Operating Income	$132,074	$11,807	$23,512	$140,598
Operating Income % of net sales	23.5%	6.7%	14.0%	15.5%

Depreciation	6,630	4,010	2,891	14,356
Amortization	11,294	1,784	2,914	15,992
Restructuring expenses	1,137	1,481	111	2,729
Acquisition related adjustments	272	(509)	638	401
Facility consolidation related expenses	—	2,043	—	2,043
Strategic Transaction Costs	—	—	—	3,473
Stock compensation	—	—	—	2,488
Segment adjusted EBITDA (2)	$151,407	$20,616	$30,066	$182,080
Adjusted EBITDA % of net sales	26.9%	11.7%	17.9%	20.1%

Three Months Ended March 30, 2024
Net sales	$581,413	$173,899	$171,614	$926,926
Segment Operating Income	$130,109	$4,537	$33,901	$137,133
Operating Income % of net sales	22.4%	2.6%	19.8%	14.8%

Depreciation	6,817	3,805	2,235	13,273
Amortization	13,594	1,802	1,954	17,350
Restructuring expenses	916	922	1,339	3,177
Acquisition related adjustments	496	136	390	1,030
Stock compensation	—	—	—	13,822
Segment adjusted EBITDA	$151,932	$11,202	$39,819	$185,785
Adjusted EBITDA % of net sales	26.1%	6.4%	23.2%	20.0%

 (1)  Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $20.0 million and $17.2 million for the three months ended March 29, 2025 and March 30, 2024, respectively.
  (2) Foreign exchange rates unfavorably impacted Segment Adjusted EBITDA by approximately $1.0 million for the three months ended March 29, 2025.
  (3) Certain prior year amounts have been reclassified to be consistent with current year presentation, including beginning to report the results of a division within its Food Processing segment as a result of a change in internal management and potential synergies in operations to be consistent with the reporting of financial information used to assess performance and allocate resources. These operations were previously reported in the Commercial Foodservice segment and are now managed and reported in the Food Processing segment. All prior period segment disclosures have been recast to reflect this change.

THE MIDDLEBY CORPORATION
NON-GAAP INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Three Months Ended
	1st Qtr, 2025		1st Qtr, 2024
	$	Diluted per share	$	Diluted per share
Net earnings	$92,352	$1.69	$86,568	$1.59
Amortization (1)	17,789	0.33	19,137	0.35
Restructuring expenses	2,729	0.05	3,177	0.06
Acquisition related adjustments	401	0.01	1,030	0.02
Facility consolidation related expenses	2,043	0.04	—	—
Net periodic pension benefit (other than service costs & curtailment)	(1,497)	(0.03)	(3,678)	(0.07)
Strategic Transaction Costs	3,473	0.06	—	—
Income tax effect of pre-tax adjustments	(5,985)	(0.11)	(4,838)	(0.09)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.04	—	0.03
Adjusted net earnings	$111,305	$2.08	$101,396	$1.89

Diluted weighted average number of shares	54,621		54,394
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(1,028)		(737)
Adjusted diluted weighted average number of shares	53,593		53,657

(1) Includes amortization of deferred financing costs and convertible notes issuance costs.
(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

	Three Months Ended
	1st Qtr, 2025	1st Qtr, 2024
Net Cash Flows Provided By (Used In):
Operating activities	$141,134	$140,901
Investing activities	(34,837)	(16,089)
Financing activities	(57,091)	(28,558)

Free Cash Flow
Cash flow from operating activities	$141,134	$140,901
Less: Capital expenditures	(33,732)	(13,743)
Free cash flow	$107,402	$127,158

USE OF NON-GAAP FINANCIAL MEASURES
The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, adjusted EBITDA, non-GAAP adjusted segment EBITDA, net debt, net leverage, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors with a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.